Exhibit 10.1(a)

                        Employee Stock Ownership Plan
                                     of
                    Westborough Financial Services, Inc.

                       Effective as of January 1, 2000
                        Incorporating Amendment No. 1


                                  AMENDMENT
                                  ---------

1. Article I - Section 1.6 of the Plan shall be amended, effective as of January 1, 2003, to read in its entirety as follows:

            Section 1.6 Beneficiary means a natural person designated by a Participant or Former Participant as a Beneficiary under section 13.2 and shall not include any Beneficiary designated by a person other than a Participant or Former Participant or any Beneficiary other than a natural person. If a natural person is the beneficiary of a trust which a Participant or Former Participant has named as his Beneficiary, such natural person shall be treated as a designated Beneficiary if: (a) the trust is a valid trust under applicable state law (or would be a valid trust except for the fact that it does not have a corpus); (b) the trust is irrevocable or will, by its terms, become irrevocable upon the death of the Participant or Former Participant; (c) the beneficiaries of the trust who are beneficiaries with respect to the trust's interest as a Beneficiary are identifiable from the terms of the trust instrument; and (d) the following information is furnished to the Committee:

                  (i) by the Participant or Former Participant, if any distributions are required to be made pursuant to section 13.5 prior to the death of the Participant or Former Participant and (in the case of distributions after December 31, 2002 only) the Participant's or Former Participant's spouse is his sole primary Beneficiary, either: (A) a copy of the trust instrument, together with a written undertaking by the Participant or Former Participant to furnish a copy of any subsequent amendment to the Committee within a reasonable time after such amendment is made; or (B)(I) a list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions on their entitlement); (II) a certification of the Participant or Former Participant to the effect that, to the best of his knowledge, such list is correct and complete and that the conditions of section 1.6(a), (b) and (c) are satisfied; (III) a written undertaking to provide a new certification to the extent that an amendment changes any information previously certified; and (IV) a written undertaking to


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            furnish a copy of the trust instrument to the Committee on demand; and

                  (ii) by the trustee of the trust within nine months after the death of the Participant or Former Participant (prior to January 1, 2003) or by October 31st of the first calendar year that begins after the death of the Participant or Former Participant (subsequent to December 31, 2002), if any distributions are required to be made pursuant to section 13.5 after the death of the Participant or Former Participant, either: (A) a copy of the actual trust instrument for the trust; or (B)(I) a final list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions on their entitlement) as of the date of death (prior to January 1, 2003) or as of September 30th of the first calendar year that begins after the date of death (subsequent to December 31, 2002); (II) a certification of the trustee to the effect that, to the best of his knowledge, such list is correct and complete and that the conditions of section 1.6(a), (b) and (c) are satisfied; and
            (III) a written undertaking to furnish a copy of the trust instrument to the Committee on demand.

2. Article XIII - Section 13.5(b) of the Plan shall be amended, effective as of January 1, 2003, by replacing the last two sentences thereof with a new subsection 13.5(c) and renumbering the following sections accordingly. The new subsection 13.5(c) shall read in its entirety as follows:

            (c)   For purposes of section 13.5(b):

                  (i) for taxable years beginning before January 1, 2003, the life expectancy of a Participant or Former Participant (or the joint life and last survivor expectancy of a Participant or Former Participant and his designated Beneficiary) for the calendar year in which the Participant or Former Participant attains age 70-1/2 shall be determined on the basis of Tables V and VI, as applicable, of section 1.72-9 of the Income Tax Regulations as of the Participant's or Former Participant's birthday in such year. Such life expectancy or joint life and last survivor expectancy for any subsequent year shall be equal to the excess of (1) the life expectancy or joint life and last survivor expectancy for the year in which the Participant or Former Participant attains age 70-1/2, over (2) the number of whole years that have elapsed since the Participant or Former Participant attained age 70-1/2; and

                  (ii) for taxable years beginning after December 31, 2002, during the Participant's or Former Participant's lifetime, life expectancy shall be equal to:

                        (1)   the distribution period in the Uniform
                  Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in such calendar year; or

                        (2) if the Participant's spouse is the sole designated Beneficiary and the spouse is more than ten years younger than the Participant, the number in the Joint and Last Survivor Table set forth in


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                  section 1.401(a)(9)-9 of the Treasury regulations, using
                  the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in such calendar year.

      In Witness Whereof, this Amendment has been executed by the undersigned officer of Westborough Financial Services, Inc. pursuant to authority given by resolution of the Board of Directors.

                                       Westborough Financial Services, Inc.


                                       By
                                          ---------------------------------
                                          Name:
                                          Title:


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